UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12B

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2019

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Consummation of Plan of Merger and Holding Company Reorganization

On September 17, 2019 (the “Effective Date”), Famous Dave’s of America, Inc., a Minnesota corporation (“DAVE”), completed its holding company reorganization (the “Holding Company Reorganization”) in accordance with Section 302A.626 of the Minnesota Business Corporation Act (the “MBCA”) whereby it became a wholly owned subsidiary of a new public holding company, BBQ Holdings, Inc., a Minnesota corporation (“BBQ”).

The new holding company structure was effected as of 12:00 a.m. Central Time on the Effective Date pursuant to a Plan of Merger dated as of September 6, 2019 (the “Plan of Merger”), by and among DAVE, BBQ and BBQ Merger Sub Inc., a Minnesota corporation and indirect subsidiary of DAVE and direct subsidiary of BBQ (“Merger Sub”). The Plan of Merger provided for the merger (the “Merger”) of DAVE with Merger Sub, with DAVE as the surviving corporation. Pursuant to Section 302A.626 (subd. 2) of the MBCA shareholder approval was not required for the Merger. As a result of the Merger, DAVE is now a wholly owned subsidiary of BBQ. The description of the Plan of Merger is qualified in its entirety by reference to the full text of the Plan of Merger, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In the Merger, each issued and outstanding common share of DAVE was converted into one common share of BBQ, par value $0.01 per share. In connection with the Merger, each person that held rights to purchase, or other rights to or interests in, common shares of DAVE under any stock option, stock purchase or compensation plan or arrangement of DAVE immediately prior to the Merger holds a corresponding number of rights to purchase, and other rights to or interests in, common shares of BBQ, par value $0.01 per share, immediately following the Merger.

The conversion of the common shares in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing outstanding common shares of DAVE are deemed to represent the same number of common shares of BBQ.

Pursuant to Section 302A.626 (subd. 7) of the MBCA, the provisions of the Restated Articles of Incorporation and Restated Bylaws of BBQ are consistent with those of DAVE prior to the Merger. The authorized common shares of BBQ, the designations, rights and powers of such shares and the qualifications, limitations and restrictions thereof are also consistent with those of DAVE’s common shares immediately prior to the Merger. The directors and executive officers of BBQ are the same individuals who were directors and executive officers, respectively, of DAVE immediately prior to the Merger.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure in Item 1.01 under “Consummation of Plan of Merger and Holding Company Reorganization” is incorporated into this Item 3.01 by reference.

In connection with the Merger, the common shares of BBQ are deemed to commence trading on the Nasdaq Global Market under the symbol “BBQ” on the Effective Date. As a result of the Merger, DAVE’s common shares, which previously traded on the Nasdaq Global Market under the symbol “DAVE,” are deemed to be no longer publicly traded.

 Item 3.03. Material Modification to Rights of Security Holders.

Upon consummation of the Merger, each share of DAVE stock issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of BBQ stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of DAVE stock that was converted.

The information set forth in Item 1.01 and Item 3.01 of this Form 8-K is hereby incorporated by reference in this Item 3.03 of this Form 8-K.

Item 8.01. Other Events.

On September 17, 2019, Famous Dave’s of America, Inc. issued a press release announcing the consummation of the Plan of Merger and Holding Company Reorganization. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Plan of Merger, dated September 6, 2019, among Famous Dave’s of America, Inc., BBQ Holdings, Inc., and BBQ Merger Sub, Inc.
3.1	BBQ Holdings, Inc. Articles of Incorporation
3.2	BBQ Holdings, Inc. Bylaws
99.1	Press Release, dated September 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: September 17, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary